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                                                                    Exhibit 12.1
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Lowe's Companies, Inc.

Ratio of Earnings to Fixed Charges


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                                                                           For the Fiscal Year Ended
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                                                          2/02/01       1/28/00        1/29/99        1/30/98         1/31/97
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
Income Before Income Taxes                             1,281,440      1,063,117        787,366        598,631         487,765
Fixed Charges:
  Interest Expense                                       145,508        123,224        104,241         81,908          65,579
  1/3 Rental Expense                                      53,966         47,250         36,679         28,182          25,392
                                                  ---------------------------------------------------------------------------
Earnings, as Defined                                   1,480,914      1,233,591        928,286        708,722         578,736

Fixed Charges:
  Interest Expense                                       145,508        123,224        104,241         81,908          65,579
  Capitalized Interest                                    35,127         19,336         17,580          9,077           8,997
  1/3 Rental Expense                                      53,966         47,250         36,679         28,182          25,392
                                                  ---------------------------------------------------------------------------
Fixed Charges                                            234,601        189,810        158,500        119,167          99,968

Fixed Charge Coverage (Ratio
  of Earnings to Fixed Charges)                             6.31           6.50           5.86           5.95            5.79
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